FOR IMMEDIATE RELEASE

CONTACT:
Mike Rohrkemper, CFO
(859) 586-0600 x1416
investor@pomeroy.com
--------------------

POMEROY IT SOLUTIONS AWARDED 5 YEAR CONTRACT BY HIGHMARK INC.

HEBRON, KY.--(BUSINESS WIRE)-April 14, 2005-Pomeroy IT Solutions, Inc. (NASDAQ:PMRY), today announced it has been awarded a five year contract to provide one of the nation's largest health insurers, Highmark Inc., product sourcing, integration, and deployment and support services for over 10,000 personal computers in Highmark's corporate environment. Pomeroy IT Solutions, Inc will also provide maintenance and support for Highmark's 800 printers. Pomeroy IT Solutions, Inc. estimates this contract will be valued at nearly $40 million dollars over the five years.

"We are very proud that Highmark has selected us as a significant IT partner," stated Steve Pomeroy, President and CEO of Pomeroy IT Solutions. "We are committed to providing outstanding service quality while reducing the overall cost of Highmark's lifecycle services management by adopting industry best practices and focusing on Highmark's strategic goals."

"Highmark has recognized Pomeroy IT Solutions as a trusted technology advisor for years, because they have been responsive both to our end user needs and our strategic business needs, said Lowell Starling, Vice President, Infrastructure Management. "In the IT sourcing, deployment and maintenance roles, they have developed a strong track record of delivering while continually looking for ways to improve the process and lower our costs."

About Pomeroy
As a national solutions provider, Pomeroy provides functional outsourcing, application development, managed services in the data center and support services. The company maintains a workforce of 3,000+ skilled, technical employees with the capabilities to plan, design, implement and support all categories of its consulting, infrastructure and lifecycle solutions offerings. Pomeroy helps clients leverage IT as an enabler to increase productivity, reduce costs and improve profitability. Pomeroy has clientele across a broad spectrum of industries, governments and educational organizations. The company reported revenues of $742 million for the year ended January 5, 2005.

About Highmark
Highmark Inc. was created in 1996 by the consolidation of two Pennsylvania licensees of the Blue Cross and Blue Shield Association - Pennsylvania Blue Shield (now Highmark Blue Shield) and Blue Cross of western Pennsylvania (now Highmark Blue Cross Blue Shield). The company is now one of the largest health insurers in the United States. Its service areas include 29 counties in western Pennsylvania, where it insures more than 60 percent of the insured population, and 21 counties in central Pennsylvania, where it covers more than 20 percent of the insured population.

Certain of the statements in the preceding paragraphs regarding projected revenues and service capabilities constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and as such they involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected. Further, projected revenues contained in such statements are based on the estimated needs of the customers as conveyed to Pomeroy. Other factors which could cause actual results to differ materially from current expectations include, but are not limited to, the terms of applicable agreements and assumptions regarding the Company's performance thereunder, the nature and volume of products and services anticipated to be delivered, existing market and competitive conditions including the overall demand for IT products and services, the terms of applicable customer and vendor agreements and certification programs and the assumptions regarding the ability to perform thereunder, the ability to implement the company's best practices strategies, the ability to manage risks associated with customer projects, the ability to attract and retain technical and other highly skilled personnel and the Company's ability to obtain sufficient volumes of products and provide services.